News Release
January 16, 2024
SSR MINING DELIVERS STRONG FOURTH QUARTER PRODUCTION AND ACHIEVES 2023 CONSOLIDATED PRODUCTION GUIDANCE

•FOURTH QUARTER PRODUCTION OF APPROXIMATELY 211,100 GOLD EQUIVALENT OUNCES, THIRD HIGHEST QUARTERLY PRODUCTION TOTAL IN COMPANY HISTORY
•FULL-YEAR PRODUCTION OF APPROXIMATELY 706,900 GOLD EQUIVALENT OUNCES MEETS GUIDANCE EXPECTATIONS
•RECORD FULL-YEAR PRODUCTION IN 2023 FROM MARIGOLD AND PUNA
•LONG-TERM PRODUCTION GUIDANCE TO BE ANNOUNCED FEBRUARY 13, 2024
•FULL-YEAR 2023 FINANCIAL RESULTS TO BE ANNOUNCED FEBRUARY 21, 2024
DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") is pleased to report fourth quarter 2023 consolidated production of approximately 211,100 gold equivalent ounces, delivering full-year 2023 consolidated production of approximately 706,900 gold equivalent ounces and meeting the Company’s 2023 production guidance. With these results SSR Mining continues to extend its operational track record, delivering on production guidance targets in 11 of the last 12 years.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Preliminary Operating Data	2023	2022	2023	2022
Çöpler (1)
Gold produced (oz)	57,126	65,603	220,999	191,366
Gold sold (oz)	59,694	59,949	225,599	192,811
Marigold
Gold produced (oz)	82,794	62,875	278,488	194,668
Gold sold (oz)	81,173	62,936	275,962	195,617
Seabee
Gold produced (oz)	38,758	24,709	90,777	136,125
Gold sold (oz)	32,050	23,500	83,610	133,500
Puna
Silver produced ('000 oz)	2,759	2,389	9,688	8,397
Silver sold ('000 oz)	2,830	2,098	9,920	7,864
Consolidated (2)
GEOs produced (oz)	211,118	182,655	706,896	623,819
GEOs sold (oz)	206,194	172,308	704,594	617,135

(1) Figures are reported on a 100% basis. Çöpler is 80% owned by SSR Mining.
(2) Gold equivalent ounces (GEOs) are calculated by multiplying the silver ounces by the ratio of the silver price to the gold price, using the average London Bullion Market Association (“LBMA”) prices for the period. The Company does not include by-products in the gold equivalent ounce calculations.

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In addition, SSR Mining announces February 13, 2024 as the release date for its 2024 and long-term production guidance, accompanied by updated life of mine plans and Mineral Reserves and Mineral Resources for the Company’s key operating properties. Following this announcement, SSR Mining’s senior leadership team will host a conference call to provide an overview of current operations as well as the Company’s outlook and long-term growth strategy. Investors, media and the public are invited to listen to the conference call and accompanying webcast.
•News release containing long-term production guidance and updated Mineral Reserves and Mineral Resources: Tuesday, February 13, 2024, before markets open.
•Conference call and webcast: Tuesday, February 13, 2024, at 9:00 am EST.
    Toll-free in U.S. and Canada:    +1 (800) 319-4610
    All other callers:            +1 (604) 638-5340
Webcast: http://ir.ssrmining.com/investors/events
•The conference call will be archived and available on our website. Audio replay will be available for two weeks by calling:
    Toll-free in U.S. and Canada:     +1 (855) 669-9658, replay code 0631
    All other callers:         +1 (412) 317-0088, replay code 0631
The Company also announces the date for its fourth quarter and full-year 2023 consolidated financial results news release and conference call. Investors, media and the public are invited to listen to the conference call and accompanying webcast.
•News release containing fourth quarter 2023 and full-year consolidated financial results: Wednesday, February 21, 2024, after markets close.
•Conference call and webcast: Wednesday, February 21, 2024, at 5:00 pm EST.
    Toll-free in U.S. and Canada:    +1 (800) 319-4610
    All other callers:            +1 (604) 638-5340
Webcast: http://ir.ssrmining.com/investors/events
•The conference call will be archived and available on our website. Audio replay will be available for two weeks by calling:
    Toll-free in U.S. and Canada:     +1 (855) 669-9658, replay code 0570
    All other callers:         +1 (412) 317-0088, replay code 0570

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About SSR Mining

SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Vice President, Investor Relations

SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

To receive SSR Mining’s news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.

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